Exhibit 99.1
STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2007	2006
	(Unaudited)
	(Dollars in Thousands, except share data)
Revenues	$197,120	$136,670
Cost of goods sold	186,956	148,523

Gross profit (loss)	10,164	(11,853)

Selling, general and administrative expenses.	3,556	679
Other (income) expense	—	(387)
Interest and debt related expenses, net of interest income	3,385	2,388

Income (loss) from continuing operations before income tax	3,223	(14,533)

Provision (benefit) for income taxes	—	(5,398)

Income (loss) from continuing operations	$3,223	$(9,135)
Loss from discontinued operations (net of tax benefit of zero and $720, respectively)	(554)	(1,254)

Net income (loss)	$2,669	$(10,389)

Preferred stock dividends	2,260	1,932

Net income (loss) attributable to common stockholders	$409	$(12,321)

Income (loss) per share of common stock, basic and diluted:
Income (loss) from continuing operations	$0.34	$(3.91)
Loss from discontinued operations, net of tax	(0.20)	(0.45)

Earnings (loss) per share, basic and diluted	$0.14	$(4.36)

Weighted average shares outstanding:
Basic and diluted	2,828,460	2,828,466

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)
	(Dollars in Thousands)

ASSETS

Current assets:
Cash and cash equivalents	$68,342	$20,690
Restricted cash	44,146	—
Accounts receivable, net of allowance of $1,498 and $1,987, respectively	45,343	63,289
Inventories, net	57,823	62,078
Prepaid expenses	2,097	3,215
Deferred tax asset	3,044	3,044
Assets of discontinued operations	—	20

Total current assets	220,795	152,336

Property, plant and equipment, net	83,569	83,833
Other assets, net	16,860	9,654

Total assets	$321,224	$245,823

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY IN ASSETS

Current liabilities:
Accounts payable	$25,600	$39,123
Accrued liabilities	20,491	22,872
Current portion of long-term debt	42,585	—
Liabilities of discontinued operations	217	217

Total current liabilities	88,893	62,212

Long-term debt	150,000	100,579
Deferred income tax liability	3,044	—
Deferred credits and other liabilities	42,867	49,291
Redeemable preferred stock	58,767	56,507
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $.01 par value	28	28
Additional paid-in capital	182,250	184,500
Accumulated deficit	(210,945)	(213,614)
Accumulated other comprehensive income	6,320	6,320

Total stockholders’ deficiency in assets	(22,347)	(22,766)

Total liabilities and stockholders’ deficiency in assets	$321,224	$245,823

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2007	2006
	(Unaudited)
	(Dollars in Thousands)
Cash flows from operating activities:
Net income (loss)	$2,669	$(10,389)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,729	8,441
Interest amortization	100	100
Lower-of-cost-or-market adjustment	—	901
Gain on disposal of property, plant and equipment	(182)	—
Deferred tax benefit	—	(6,117)
Other	10	91
Change in assets/liabilities:
Accounts receivable	17,966	9,553
Inventories	4,255	(14,789)
Prepaid expenses	1,118	1,630
Other assets	2,181	(1,095)
Accounts payable	(13,405)	1,192
Accrued liabilities	(2,381)	(4,833)
Other liabilities	(6,424)	(2,633)

Net cash provided by (used in) operating activities	8,636	(17,948)

Cash flows used in investing activities:
Capital expenditures	(2,248)	(6,162)
Increase in restricted cash	(44,146)	—
Proceeds from the sale of assets	182	—
Cash used for methanol dismantling	—	(55)

Net cash used in investing activities	(46,212)	(6,217)

Cash flows from financing activities:
Repayment of tendered Secured Notes	(57,994)	—
Proceeds from the issuance of New Notes	150,000	—
Debt issuance costs	(6,778)	—

Net cash provided by financing activities	85,228	—

Net increase (decrease) in cash	47,652	(24,165)
Cash and cash equivalents — beginning of year	20,690	42,197

Cash and cash equivalents — end of period	$68,342	$18,032

Supplemental disclosures of cash flow information:
Interest paid, net of interest income received	$2,425	$64
Cash paid for income taxes	299	—

Summary Historical Consolidated Financial Data
     The following table sets forth our summary historical consolidated financial data as of the dates and for the periods indicated. The historical consolidated statement of operations and statement of cash flow data for the three-month periods ended March 31, 2007 and March 31, 2006 are derived from, and are qualified in their entirety by, the historical consolidated financial statements included in Sterling’s Form 10-Q for the quarter ended March 31, 2007. Historical results are not necessarily indicative of the results to be expected in the future.
     The following summary and financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sterling’s consolidated financial statements and related notes appearing in our Form 10-Q for the quarter ended March 31, 2007. In the following tables (including the footnotes thereto), dollars are in thousands, except as otherwise indicated.

	Three months ended March 31,
	2007	2006
Statement of Operations Data:
Revenues	$197,120	$136,670
Cost of goods sold	186,956	148,523

Gross profit (loss)	10,164	(11,853)
Selling, general and administrative expenses	3,556	679
Other income	—	(387)
Interest and debt related expenses, net of interest income	3,385	2,388

Income (loss) from continuing operations before income tax	$3,223	$(14,533)
Provision (benefit) for income taxes	—	(5,398)

Income (loss) from continuing operations	$3,223	$(9,135)
Loss from discontinued operations, net of tax	(554)	(1,254)

Net income (loss)	$2,669	$(10,389)

Other Financial Data:
Adjusted EBITDA(1)	$9,337	$(3,704)

(1)	Adjusted EBITDA presented in this table is a measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
     The following table reconciles our Adjusted EBITDA to net income (loss):

	Reconciliation of Net
	Income (Loss) to Adjusted
	EBITDA for the three
	months ended March 31,
	2007	2006
Net income (loss)	$2,669	$(10,389)
Plus:
Interest and debt-related expense, net	3,385	2,388
Loss from discontinued operations, net of tax	554	1,254
Depreciation and amortization	2,729	8,441
Provision (benefit) for income taxes	—	(5,398)

Adjusted EBITDA	$9,337	$(3,704)

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
     In evaluating our business, we use Adjusted EBITDA as supplemental measures of our operating performance. We define Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net (iii) income tax provision, (iv) impairments and (v) discontinued operations that we do not consider reflective of our ongoing operations. Because Adjusted EBITDA facilitates comparisons of our historical financial position and operating performance on a more consistent basis, we use this measure for business planning and analysis purposes and in evaluating acquisition opportunities. In addition, we regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using Adjusted EBITDA.
     We believe that Adjusted EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. We also believe that Adjusted EBITDA is a useful tool for measuring our ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA is also used as a metric for employee bonus plans.
     Adjusted EBITDA is used as supplemental financial measurements in the evaluation of our business and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements. Adjusted EBITDA is not defined under generally accepted accounting principles. Accordingly, you should not assume that the Adjusted EBITDA amount shown in this Current Report on Form 8-K is comparable to Adjusted EBITDA amounts disclosed by other companies.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments described below, and that Adjusted EBITDA excludes expenses that we may incur in the future on a recurring basis. Our presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by expenses that are unusual, non-routine or non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash payments for capital expenditures;

•	it does not reflect changes in, or cash requirements for, our working capital requirements;

•	it does not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	it does not reflect tax expenses, and because the payment of taxes is a necessary part of our operations, tax expense is a necessary element of our costs and ability to operate;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements; and

•	other companies, including other companies in our industry, may calculate this measure differently than Sterling does, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a substitute for our net income as reported under GAAP, or as a measure of discretionary cash available for us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying on our GAAP results in addition to Adjusted EBITDA. For more information, see our consolidated financial statements and the notes to those statements included in our Form 10-Q for the quarter ended March 31, 2007.